Exhibit 99.1

ORCHID APPOINTS GORDON WASSERMAN TO ITS BOARD OF DIRECTORS

PRINCETON, N.J., Nov. 17, 2004 – Orchid BioSciences, Inc. (Nasdaq: ORCH), a leading worldwide supplier of identity DNA testing services, today announced that it has appointed Gordon Wasserman to a newly created position on its Board of Directors.

Mr. Wasserman is an internationally known expert in criminal justice science and technology, having served for nearly 12 years as the Assistant Under Secretary of State for Police Science and Technology in the United Kingdom government and, since 1996, as adviser to the Police Commissioners of New York City and Philadelphia, the Chiefs of Police of Miami, Hartford and a number of other cities, the U.S. Department of Justice and several other national governments. His extensive private sector experience includes serving as non-executive chairman of the board of directors of Ion Track Inc., a developer of trace detection technology for explosives and narcotics, which was acquired by General Electric in October 2002.

“There is perhaps no individual better equipped to join Orchid’s Board than Gordon Wasserman,” said Paul J. Kelly, M.D., chief executive officer of Orchid. “Gordon has spent most of his distinguished career advising senior level public sector executives and policymakers on the use of science and technology in the criminal justice system. His experience spans the strategic and the operational, and we expect him to be a major contributor to Orchid as we continue to expand our position as a global leader and innovator in DNA identity and forensic testing.”

Currently, Mr. Wasserman is chief executive officer of The Gordon Wasserman Group, LLC, a consulting firm specializing in the management of police agencies, particularly their scientific and technological support services, and in the preparation and implementation of strategic plans for newly appointed chief executives.

“Having been involved in the initial development of DNA testing for forensic purposes in the U.K. in the early 1980s and having spent the next 20 years encouraging its use in the criminal justice systems of the U.K. and U.S., I am delighted to be joining the Board of Orchid, a company that has built its reputation as a leader in applications of forensic and identity DNA testing in both countries,” said Mr. Wasserman. “The availability of improved methods for DNA data and growing acceptance of its great utility for improving the criminal justice system make this an exciting time, and I look forward to working with the Orchid team to help the company apply its unique expertise and infrastructure to further increase its role in this important and expanding field.”

A citizen of Canada and Great Britain, Mr. Wasserman holds a B.A. degree from McGill University, where he was Editor-in-Chief of The McGill Daily, and B.A. and M.A. degrees from Oxford University, where he was a Rhodes Scholar.

About Orchid BioSciences

Orchid BioSciences is a leading provider of identity genetics services for the forensic and paternity DNA testing markets and for public health and animal DNA testing for food safety. Orchid’s strong market positions in these segments leverage the Company’s accredited laboratories in the U.S. and U.K., its innovative genetic analysis technologies and expertise, and the world-renowned Cellmark and GeneScreen brands that have been associated with exceptional quality, reliability, innovation and customer service for nearly two decades. More information on Orchid can be found at www.orchid.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding: Orchid’s expectation that Mr. Wasserman will be a major contributor to Orchid as it continues to expand its position as a global leader and innovator in DNA identity and forensic testing and the expectation that Mr. Wasserman will help Orchid apply its unique expertise and infrastructure to further increase its role in this important and expanding field. Such statements are subject to the risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid products and services, dependence on collaborations and partners, regulatory approvals, competition, intellectual property of others, patent protection and litigation. These risks and other additional factors affecting Orchid’s business are discussed under the headings “Risks Related to Our Business,” “Risks Related to the Biotechnology Industry” and “Risks Associated with Our Common Stock” in Orchid’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, and in other filings made by Orchid with the Securities and Exchange Commission from time to time. Orchid expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.